AMP HOLDING INC.

Presented By:

Steve Burns
CEO

Forward Looking Statements

This report may contain forward-looking statements that reflect current views with respect to future events. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. For more Information on the risk factors related to these forward-looking statements, please refer to AMP's Annual Information Form and the Company's periodic regulatory filings.

Who We Are

AMP Holding, Inc. is a development stage technology company that specializes in transportation vehicles powered by electric motors coupled to advanced lithium ion battery packs.

E-GEN Electric Vehicle w/Emergency Generator


WORKHORSE
POWERED BY ELECTRICITY

- Revolutionary patent-pending system incorporates a 2.4 Liter gas engine de-rated to 25 horsepower that powers the 2200NM electric motor as a generator
- E-GEN WorkHorse truck will deliver the equivalent of 20 mpg compared to the 7.5 mpg of conventional fleet operators
- Utilizes a smaller, less expensive battery pack than its competitors
- Reduces customer concerns over range anxiety
- Achieves an industry first: a positive return on investment in three years without government incentives

AMP's Workhorse Assembly Plant



- Purchased WorkHorse Custom Chassis from Navistar in March 2013
- Includes a 215,000 sq. ft. assembly plant, 40,000 sq. ft. office and 15,000 sq. ft. pre-delivery inspection building on a 450 acre campus
- Manufactures Class 4, 5, and 6 WorkHorse brand strip chassis
- Navistar historically generated over $100 million in annual revenue by manufacturing traditional WorkHorse gasoline and diesel chassis for commercial step van and RV markets

E-GEN Costs Less To Operate



Gas vs. AMP E-GEN 10-Year Costs
E-GEN Saves $130,000 vs. Gas
THOUSANDS
$300
$250
$200
$150
$100
$50
$0
1
2
3
4
5
6
7
8
9
10
$76
$125
$143
$161
$179
$199
$219
$239
$92
$97
$99
$101
$103
$105
$107
$109
Gas Truck
E-GEN Truck

Assumptions: Gasoline cost per gallon increasing 5% per year from 2012 base price of $3.50. Gas truck 7 mpg. kWh at .11 increasing to .12 per kWh; 20,000 miles per year. Base price gas truck at $60,000; E-GEN at $90,000. Maintenance cost: Gas=$6,200 per year; E-GEN = $1,200 per year.

Market Characteristics

Category	Step Van / Strip Chassis
Total Market Size in Units	Estimated 12,000-15,000 units per year
Total Market Revenue	$1 billion per year
Revenue Streams	WorkHorse strip chassis Alternative fuel options Intellectual property licensing
Competitors	Ford and Freightliner, Smith, EVI
Clients Include	UPS, Bimbo Bakeries, Aramark, Canada Post, Cintas, Purolator, Peapod, UniFirst, Frito Lay, ARI, LDV
Markets	Package and product delivery companies Uniform and laundry services Food services Utilities Special use industries
Distribution Channels	400 dealers nationwide

AMP's Team

Name/Title	Role	Experience
Stephen S. Burns Founder & Chief Executive Officer	Responsible for company vision, innovation, and creating shareholder value	34 years of experience in building businesses focused on technology and manufacturing Veteran entrepreneur and founder of several successful start-ups
James Taylor Chairman of the Board	Provides independent advice and counsel to CEO	34 years of experience in automotive engineering and management Served as CEO of Hummer during GM's divestiture General manager of Cadillac
Martin Rucidlo President	Responsible for strategic business development and operational execution	25 years of experience in sales, marketing and business management
Julio Rodriguez Chief Financial Officer	Responsible for overseeing company financial activity	35 years of experience in financial management and accounting at multiple public companies
Don Wires Director of Engineering & Chief Engineer	Process engineering and manufacturing technology expert	35 years of experience in manufacturing process engineering and automation, and related technologies
Daniel Zito Director, Business Development	Responsible for marketing, developing business partnerships and investor relations	30 years of experience in developing, negotiating, and managing international businesses development, finance, and partnerships Worked with Mr. Burns for 12 years prior to joining AMP
Alan Arkus Director, Development Engineering	Chief mechanical engineer responsible for mechanical design of WorkHorse trucks	10+ years of experience in the aerospace industry. Held various positions at NASA, Air Force Research Lab, and Naval Research Lab
Brian Endsley Chief Chassis Engineer	Chassis development	12+ years of experience with Navistar International Truck and Engine
Mike Staran National Sales	Initiating product sales to fleet customers and large dealers	29 years of experience in the automotive, heavy and specialty vehicle and emerging fuel-efficient drive train technology industry segments.

AMP's 18650 Battery Packs



(84) Bricks in Series per Pack
(2) Packs in Series per Vehicle
100+ kWh Total Energy
~600 V Nominal





- Featuring world-class Japanese 18650 cells, the same type of cells used in the Tesla Model S
- Coupled with AMP's proprietary battery management system, the battery pack can be sized to meet the varying range requirements of fleet customers

Workhorse W88 Chassis


Workhorse W88 Chassis
AMP Controls
and
Power Distribution
Rear Axle with
Integral Parking Brake
45 kWh Li-Ion Battery
with Integral BMS
and HVIL Protection
AMP E-Gen
Drivetrain
On-Board
J1772 Charger

- Chassis options from 125" to 218"
- GVWR options from 14,500 lbs. to 23,500 lbs.
- Available with 88" track or 93" track
- Uses direct drive eliminating the transmission

AMP's EPA-Approved E-GEN Drive Train


200 kW tm4 Sumo MD
Motor/Generator
Clutch
Park Pawl
and Sprocket
Driveshaft
Yoke
18 kW / 25 HP
IC Engine
Clutch
Subframe with 3-Point
Mount to Chassis

AMP's E-GEN drive train includes a 60 kWh battery back and couples a 2200NM electric motor to a 2.4 liter PSI engine. AMP's drive train received EPA approval in August

AMP's HorseFly Delivery UAV


HorseFly

Designed to fly and be charged from a Workhorse electric truck, HorseFly is powered by 18650 lithium ion cells, can carry a 10 lb. package 20 miles in almost any weather.